UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2013

CHINA UNITED INSURANCE SERVICE, INC.

(Exact name of registrant as specified in its charter)

000-54884

(Commission File Number)

Delaware	98-6088870
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7F, No. 311 Section 3, Nan-King East Road, Taipei City, Taiwan

(Address of principal executive offices)

+8862-87126958

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01.	Entry into Material Definitive Agreement

On June 10, 2013, Action Holdings Financial Limited (“AHFL”), a wholly-owned British Virgin Islands subsidiary of China United Insurance Service, Inc. (the “Company” or “CUIS”), entered into a Strategic Alliance Agreement (the “Alliance Agreement”) with AIA International Limited Taiwan Branch (“AIATW”).The purpose of the Alliance Agreement is to promote life insurance products provided by AIATW within the territory of Taiwan by insurance agency companies or insurance brokerage companies affiliated with AHFL or CUIS.

Pursuant to the Alliance Agreement, AHFL shall encourage any insurance agency company and insurance brokerage company owned by itself or the Company (the “Appointed Broker/Agent”), and duly approved by the competent government authorities of Taiwan, to execute the related insurance brokerage or agent agreements with AIATW and assist such Appointed Broker/Agent to negotiate the insurance contracts to be underwritten by the insurance company underlying such executed brokerage or agent agreements with AIATW.

The term of the Alliance Agreement is from June 1, 2013 to May 31, 2018. Pursuant to the terms of the Alliance Agreement, AIATW shall pay AHFL an Execution Fee in the amount of $8,367,947 (NT$ 250,000,000), timing and method of such payment shall be set forth in a separate written agreement by the parties.

Pursuant to the Alliance Agreement, AHFL is entitled to the payment of the Execution Fee, subject to certain terms and conditions therein, including the satisfaction of the performance targets and the threshold 13-month persistency ratio. The Execution Fee may be required to be recalculated if certain performance targets are not met by AHFL.

Neither party may terminate the Alliance Agreement at will. Either party may terminate the Alliance Agreement for cause as defined in the Alliance Agreement. Upon a termination for cause, the Execution Fee shall be recalculated based on formulas provided in the Alliance Agreement.

In addition, in the event of a breach of the Alliance Agreement, each party has agreed upon such party’s breach to indemnify the other from and against all claims, actions, liabilities, expenses, damages and costs, including, but not limited to, reasonable attorneys’ fees, that may be incurred by reason of such breach of the Alliance Agreement.

Pursuant to the Alliance Agreement, neither party may disclose the existence or terms of this Alliance Agreement without the prior written consent of the other party. The late filing of this Current Report on Form 8-K was due to additional time required to obtain the consent of AIATW to the disclosures contained herein.

The Alliance Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and is the legal document that governs the terms of the cooperation described therein and the other actions contemplated by the Alliance Agreement. The foregoing description of the cooperation does not purport to be complete and is qualified in its entirety by reference to the complete text of the Alliance Agreement, which is filed as Exhibit 10.1 hereto, and incorporated, herein by reference.

2

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
10.1	Alliance Agreement

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA UNITED INSURANCE SERVICE, INC.

Date: July 29, 2013

	By:	/s/ Lo Chung Mei
	Name:	Lo Chung Mei
	Title:	Chief Executive Officer

4

EXHIBIT INDEX

Exhibit	Description
10.1	Alliance Agreement

5